UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2008

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

           (e)           On July 21, 2008, the board of directors of First Defiance Financial Corp. (the “Company”) approved the First Defiance Financial Corp. 2008 Long Term Incentive Compensation Plan (the “Plan”).  The Company’s executive officers and certain other key employees are eligible to participate in the Plan.

The Plan provides that payments will be made to participants upon the achievement of performance objectives during a specified performance period, which must last a minimum of three consecutive fiscal years.  Performance periods for different awards may run concurrently or overlap.  Performance objectives may be based on items including, but not limited to, earnings per share, total revenue, net interest income, non-interest income, net income, net income before tax, non-interest expense, efficiency ratio, return on equity, return on assets, economic profit added, loans, deposits, tangible equity, assets, net charge-offs, new market growth, product line developments, and nonperforming assets.  Further, performance objectives may be measured by the performance of the Company and/or its affiliates, or by any employee or group of employees.  Performance objectives and the length of the performance period may vary by participant and need not be the same for all participants.  The terms of a participant’s specific award will be established in the related award agreement.

To receive a bonus under the Plan, the participant’s  applicable performance objectives must be met.  Upon the achievement of these objectives, a participant will receive the bonus determined in accordance with his or her individual award agreement.  Awards will be paid in cash by March 15 of the year immediately following the performance period.

In the event of a participant’s death or disability, the treatment of the award will be as specified in the applicable award agreement.  Upon the occurrence of a change in control (as defined in the Plan),  the amount of the award will be determined assuming that performance as of the date of the change in control would continue at the same rate for the remainder of the performance period, but will be pro-rated based on the number of months remaining in the performance period.

The named executive officers of the Company who participate in the Plan and their potential payments under the Plan (assuming the satisfaction of relevant performance objectives) are set forth below.

		Potential Plan Payment
Name	Title	Minimum	Maximum

William J. Small	Chairman, President and Chief Executive Officer	$13,180	$189,785

James L .Rohrs	Executive Vice President	$ 7,500	$108,000

John C. Wahl	Executive Vice President and Chief Financial Officer**	$ 5,469	$ 78,750
_______________________________

**	Mr. Wahl is currently recovering from an illness and during his recovery Donald P. Hileman is serving as the Company’s Interim Chief Financial Officer.

The foregoing summary is qualified in its entirety by reference to the Plan and the Form of Contingent Award Agreement entered into between the Company and each of William J. Small, James L. Rohrs and John C. Wahl, copies of which are attached as Exhibits 10.1 and 10.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	First Defiance Financial Corp. 2008 Long Term Incentive Compensation Plan
10.2	Form of Contingent Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ William J. Small
William J. Small
Chief Executive Officer

Date:  December 11, 2008

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